UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 11, 2014 (June 6, 2014)

MARKWEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-31239	27-0005456
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1515 Arapahoe Street, Tower 1, Suite 1600, Denver CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-925-9200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2014, Keith E. Bailey retired from the Board of Directors of the General Partner of MarkWest Energy Partners, L.P.  Mr. Bailey’s retirement was a personal decision and did not result from any disagreement with the Partnership. Mr. Bailey has served as a member of the Board of Directors since January 2005. At the time of his retirement, Mr. Bailey was serving as the chairman of the Compensation Committee and as a member of the Nominating & Corporate Governance Committee.

ITEM 5.07  Submission of Matters to a Vote of Security Holders

The 2014 Annual Meeting of Common Unitholders of MarkWest Energy Partners, L.P. (the “Partnership”) was held on June 6, 2014.  At the close of business on April 11, 2014, the record date for the determination of unitholders entitled to vote at the 2014 Annual Meeting of Common Unitholders, there were 162,466,991 common units of the Partnership issued, outstanding and entitled to vote at the meeting. At the Annual Meeting of Common Unitholders, there were not less than 142,920,165 common units, or approximately 88% of the outstanding common units, represented by proxy or in attendance at the meeting, thereby establishing the presence of a quorum. The Partnership’s common unitholders were presented with and asked to vote on three proposals. The following are the results of the voting.

Proposal No. 1:

Each of the nine nominees for Director of MarkWest Energy GP, L.L.C., the general partner of the Partnership, was elected to serve a one-year term until the 2015 Annual Meeting of Common Unitholders.  Votes regarding the persons elected as Directors were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Frank M. Semple	102,808,266	466,238	39,645,661
Donald D. Wolf	102,828,623	445,881	39,645,661
Michael L. Beatty	71,545,481	31,729,023	39,645,661
William A. Bruckmann III	102,869,294	405,210	39,645,661
Charles K. Dempster	102,789,045	485,459	39,645,661
Donald C. Heppermann	102,793,322	481,182	39,645,661
Randall J. Larson	102,868,359	406,145	39,645,661
Anne E. Fox Mounsey	102,809,447	465,057	39,645,661
William P. Nicoletti	102,811,469	463,035	39,645,661

Proposal No. 2:

The unitholders approved, on an advisory basis, the compensation of our Named Executive Officers.  The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
91,012,061	11,671,636	590,807	39,645,661

Proposal No. 3:

The appointment of Deloitte & Touche LLP as the Partnership’s independent accountants for the fiscal year ending December 31, 2014 was ratified. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
142,394,949	328,930	196,286	—

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

	By:	MarkWest Energy GP, L.L.C.,
Its General Partner

Date: June 11, 2014	By:	/s/ NANCY K. BUESE
Nancy K. Buese
Executive Vice President and Chief Financial Officer